Exhibit 32.2

Certification of CFO under Section 1350

I certify that this periodic report containing the issuer’s financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained In this periodic report fairly presents in all material respects, the financial condition and results of operations of the issuer.

By:	/s/ John F Coger
John F Coger
Executive Vice President, Chief Financial Officer
March 24, 2004